                                                                    Exhibit 99.2

                         UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF OKLAHOMA


In re:                               )
                                     )
TOWER TECH, INC.,                    )   BK-00-20285-TS
                                     )   Chapter 11
             Debtor.                 )


                           FIRST SUPPLEMENT TO AMENDED
                   PLAN OF REORGANIZATION OF TOWER TECH, INC.
                   ------------------------------------------

     COMES NOW Tower Tech, Inc., debtor and debtor possession, and files hereby this first supplement to the Amended Plan of Reorganization of Tower Tech, Inc., to provide as follows:

     Article III B. is hereby supplemented to provide that the interest rate on the priority claim of the Internal Revenue Service shall be seven percent (7%).

     Article III C. 3. is hereby supplemented to provide as follows: "Each Class 4 Claim, including U.S. Bancorp Leasing & Financial, shall be treated for all purposes of the Plan and the Bankruptcy Code as a separate subclass. In addition, all remaining terms of the `Master Lease Agreement' between Debtor and U.S. Bancorp Leasing & Financial are in full force and effect and treatment of the `Master Lease Agreement' as a Secured Claim herein is without prejudice to either parties' right to contest or allege the nature of this `Master Lease Agreement' as a `true lease' as defined by the applicable Uniform Commercial Code. The payment in arrears, in the amount of $95,210.00, shall be paid in accordance with the ordinary terms of the Master Lease Agreement and the Master Lease Agreement shall be extended for an additional 10 months at $9,521.00 per month. All other fees required under the Master Lease Agreement by and between Debtor and U.S. Bancorp Leasing & Financial shall be paid on the effective Date of the Plan."

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     In all other instances the amended plan of reorganization remains unchanged.

                                     Respectfully submitted,


                                     /s/ Mark B. Toffoli
                                     ------------------------------
                                     Mark B. Toffoli OBA #9045
                                     Holbrook & Toffoli
                                     2200 First National Center
                                     120 North Robinson
                                     Oklahoma City, Oklahoma 73102
                                     (405) 232-8131
                                     Attorneys for Tower Tech, Inc.




                             CERTIFICATE OF SERVICE
                             ----------------------

     I hereby certify that on the 9/th/ day of November, 2001, a true and correct copy of the above and foregoing instrument was served via first class U.S. mail, postage prepaid, upon the following:

Donald E. Edwards                          William H. Hoch
Special Assistant                          Crowe & Dunlevy
United States Attorney                     1800 Mid-America Tower
55 North Robinson, Suite 830               20 North Broadway
Oklahoma City, Oklahoma 73102-9233         Oklahoma City, Oklahoma 73102

Michael Paul Kirschner                     Joe E. Edwards
Lorrie A. Corbin                           Joel W. Harmon
The Kirschner Law Firm, P.C.               Day, Edwards, Propester & Christensen
100 North Broadway                         2900 Oklahoma Tower
3360 Bank One Center                       210 Park Avenue
Oklahoma City, OK 73102-8867               Oklahoma City, OK 73102-5605

Charles E. Snyder
Office of the United States Trustee
215 Dean A. McGee, Room 408
Oklahoma City, OK 73102


                                        /s/ Mark B. Toffoli
                                        --------------------------
                                        Mark B. Toffoli OBA #9045

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